UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

IHOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 26, 2006, IHOP Corp. issued a press release announcing its second quarter 2006 financial results. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Also on July 26, 2006, IHOP Corp. held a conference call to discuss its second quarter 2006 financial results. A copy of the prepared remarks of management is attached as Exhibit 99.2, and incorporated herein by reference.

The prepared remarks of management accompanying management’s discussion during the conference call includes references to the non-GAAP financial measures “free cash flow” and “net income excluding stock based compensation expense.”  The Company defines “free cash flow” for a given period as cash provided by operating activities for such period, less capital expenditures for such period.  The Company defines “net income excluding stock based compensation expense” for a given period as net income for such period, less any stock based compensation expense incurred in such period.  Management utilizes free cash flow as a measure of operating efficiency to determine the amount of cash remaining for general corporate and strategic purposes after funding operating activities and capital expenditures.  Management believes this information is helpful to investors to determine the Company’s cash available for these purposes.  Management believes net income excluding stock based compensation expense and basic and diluted net income per share excluding stock based compensation expense is useful because it provides a more accurate period to period comparison.  Free cash flow and net income excluding stock based compensation expense for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Free cash flow and net income excluding stock based compensation expense are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The following table reconciles the Company’s free cash flow to the Company’s cash provided by operating activities for each of the six months ended June 30, 2006 and 2005:

	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
	(dollars in thousands)	(dollars in thousands)
Cash flows from operating activities:	$30,392	$26,830
Capital expenditures	(3,857)	(2,639)
Free cash flow	$26,535	$24,191

The following table reconciles net income to net income excluding the impact of stock based compensation expense, and basic and diluted net income per share to net income excluding the impact of stock based compensation expense per share, for each of the three and six months ended June 30, 2006 and 2005:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(dollars in thousands, except per share amounts)
Net income, as reported	$10,306	$11,929	$22,900	$22,004
Stock option expense	484	—	1,049	—
Restricted stock	566	86	810	115
Income tax benefit	(421)	(33)	(725)	(44)
Net income excluding stock based compensation expense	$10,935	$11,982	$24,034	$22,075
Basic net income per share:
Net income, as reported per share	$0.57	$0.60	$1.25	$1.11
Stock option expense per share	0.02	—	0.06	—
Restricted stock per share	0.03	0.01	0.04	—
Income tax benefit per share	(0.02)	—	(0.04)	—
Net income excluding stock based compensation expense per share	$0.60	$0.61	$1.31	$1.11
Diluted net income per share:
Net income, as reported per share	$0.56	$0.60	$1.24	$1.10
Stock option expense per share	0.03	—	0.06	—
Restricted stock per share	0.03	—	0.04	—
Income tax benefit per share	(0.02)	—	(0.04)	—
Net income excluding stock based compensation expense per share	$0.60	$0.60	$1.30	$1.10

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated July 26, 2006 (Second Quarter 2006 Financial Results).
99.2	Prepared remarks of management of Registrant for conference call held on July 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: July 26, 2006	By:	/s/ THOMAS CONFORTI
Thomas Conforti
Chief Financial Officer(Principal Financial Officer)

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated July 26, 2006 (Second Quarter 2006 Financial Results).
99.2	Prepared remarks of management of Registrant for conference call held on July 26, 2006.